                                                                   Exhibit 3.256
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  EMCARE, INC.

                    Pursuant to the provisions of Section 102

                        of the General Corporation Law of

                              the State of Delaware

     I,  the  undersigned,   for  the  purpose  of  creating  and  organizing  a
corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware, do HEREBY CERTIFY as follows:

     FIRST: That the name of the corporation (the "Corporation") is:

EmCare, Inc.

     SECOND: That the address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the city of Wilmington, County of New Castle 19805. The name of the Corporation's registered agent at such address is Corporation Service Company.

     THIRD: That the purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH: That the aggregate number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value $0.01.

     FIFTH: That the name and mailing address of the sole incorporator of the Corporation are as follows:

J. Forbes Anderson
1717 Main Street, Suite 5200
Dallas, Texas  75201

     SIXTH: That in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal

CERTIFICATE OF INCORPORATION--EMCARE, INC.
Page 1
DA923630.054
any bylaw made by the board of directors. Election of directors need not be by written ballot.

     SEVENTH: That the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

     EIGHTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the general Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the provisions of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

[SIGNATURE ON NEXT PAGE]

CERTIFICATE OF INCORPORATION--EMCARE, INC.
Page 2
DA923630.054

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring, certifying and acknowledging under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, and accordingly has hereunto set his hand, this 19th day of January, 1993.

/s/ J. Forbes Anderson
--------------------------------
J. Forbes Anderson
Incorporator

ARTICLES OF MERGER

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, as amended (the "TBCA"), and Section 252 of the General Corporation Law of the State of Delaware, as amended ("GCL"), EmCare, Inc., a Delaware corporation ("EmCare Delaware" or "Surviving Corporation"), and EmCare, Inc., a Texas corporation ("EmCare Texas") adopt the following Articles of Merger for the purpose of merging EmCare Texas into the Surviving Corporation.

1. The Agreement of Merger (the "Agreement"), dated as of February 25, 1993, by and among EmCare Texas and EmCare Delaware, attached hereto as Exhibit A and incorporated herein by reference, contains the terms and conditions of the merger of EmCare Texas and EmCare Delaware. The Agreement was adopted, approved, certified, executed and acknowledged by the sole shareholder of EmCare Texas in the manner prescribed by the TBCA. The Agreement was adopted, approved, certified, executed and acknowledged by the sole shareholder of EmCare Delaware in the manner prescribed by the GCL.

2. As to each of the undersigned corporations, the total number of shares outstanding and entitled to vote on the Agreement, and the designation of and number of outstanding shares of each class entitled to vote as a class on the Agreement, are as follows:

                                  ENTITLED TO VOTE
                                  ONLY AS A CLASS
                  TOTAL
                  NUMBER OF
                  SHARES OF       DESIGNATION
NAME OF           COMMON STOCK    OF              NUMBER OF
CORPORATION       OUTSTANDING     CLASS           SHARES
EmCare Texas      125,000         Common          125,000

EmCare Delaware   1,000           Common          1,000

3. As to each of the undersigned corporations, the total number of shares voted for and against the Agreement, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against the Agreement, respectively, are as follows:

ARTICLES OF MERGER
Page 1
DA930530.150

                                    ENTITLED TO VOTE
                                    ONLY AS A CLASS

                          TOTAL
NAME OF       TOTAL       VOTED             VOTED    VOTED
CORPORATION   VOTED FOR   AGAINST   CLASS   FOR      AGAINST

EmCare Texas        125,000   0    Common    125,000   0

EmCare Delaware     1,000     0    Common    1,000     0

4. The Articles of Incorporation of the Surviving Corporation shall be set forth in their entirety below:

CERTIFICATE OF INCORPORATION

OF

EMCARE, INC.

Pursuant to the provisions of Section 102

of the General corporation Law of

the State of Delaware

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware, do HEREBY CERTIFY as follows:

FIRST:   That the name of the corporation (the "Corporation") is:

EmCare, Inc,

SECOND: That the address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the city of Wilmington, County of New Castle 19805. The name of the Corporation's registered agent at such address is Corporation Service Company.

THIRD: That the purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLES OF MERGER
Page 2
DA930530.180

FOURTH: That the aggregate number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value $0.01.

FIFTH: That the name and mailing address of the sole incorporator of the Corporation are as follows:

J. Forbes Anderson
1717 Main Street, Suite 5200
Dallas, Texas  75201

SIXTH: That in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to this power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors. Election of Directors used not be by written ballot.

SEVENTH: That the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter proscribed by law, and rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other parsons whomsoever by and pursuant to this Certificate of Incorporation in its present torn or as hereafter amended are granted subject to the right reserved in this Article.

EIGHTH: No person shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the general Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the provisions of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                            [SIGNATURES ON NEXT PAGE]

ARTICLES OF MERGER
Page 3
DA930530.180

IN WITNESS WHEREOF, the undersigned have caused these Articles of Merger to be executed by their respective Presidents and attested to by their respective Secretaries on February 25, 1993.

ATTEST:                                     EMCARE, INC. (TEXAS)

By: /s/ J. Forbes Anderson                  By: /s/ William F. Miller
    --------------------------------            --------------------------------
Name: J. Forbes Anderson                    Name: William F. Miller
Title: Secretary                            Title: President

ATTEST:                                     EMCARE, INC. (DELAWARE)

By:  /s/ J. Forbes Anderson                 By: /s/ William F. Miller
     -------------------------------            --------------------------------
Name:    J. Forbes Anderson                 Name: William F. Miller
Title:  Secretary                           Title: President

ARTICLES OF MERGER
Page 4
DA930530.180

EXHIBIT A

AGREEMENT OF MERGER

Agreement of Merger (this "Agreement"), dated as of February 25, 1993, between EmCare, Inc., a Texas corporation ("EmCare Texas") and EmCare, Inc., a Delaware corporation ("EmCare Delaware", together with EmCare Texas, the "Merging Companies").

WHEREAS, EmCare Texas is a corporation organized and existing under the laws of the State of Texas and having an authorized capitalization of 500,000 shares of common stock, $0.01 par value; and

WHEREAS, EmCare Delaware is a corporation organized and existing under the laws of the State of Delaware and having an authorized capitalization of 1,000 shares of common stock, $0.01 par value;

In consideration of the mutual promises and covenants, and subject to the conditions set forth herein, the Merging Companies agree an follows:

1. Merger. The Merging Companies shall be merged into a single corporation by EmCare Texas merging with and into EmCare Delaware, which shall survive the merger (the "Surviving Corporation"), pursuant to the provisions of the Texas Business Corporation Act and the Delaware General Corporation Act. Upon this merger the separate corporate existence of EmCare Texas shall cease and the Surviving Corporation shall become the owner, without other transfer, of all the rights and property of EmCare Texas and EmCare Delaware, and the Surviving Corporation shall become subject to all the debts and liabilities of the Merging Companies in the same manner as if it had itself incurred them.

2. Effective Date. This Agreement shall become effective immediately upon compliance with the laws of the States of Texas and Delaware (the "Effective Date").

3. Surviving Corporation. The name of the Surviving Corporation shall be EmCare, Inc. The purposes and county where the registered office for the Surviving Corporation shall be located shall be as they appear in the articles of incorporation of this Surviving Corporation.

4. Authorized Capital. The authorized capital stock of the Surviving Corporation following the Effective Date shall be 1,000 shares of common stock, par value $0.01, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

AGREEMENT OF MERGER
Page 1
DA930120.003

5. Articles of Incorporation of Surviving Corporation. The articles of incorporation of EmCare Delaware, as in effect on the Effective Date, shall be the articles of incorporation of the Surviving Corporation, until the same shall be altered or amended pursuant to the Delaware General Corporation Law.

6. Bylaws. The bylaws of EmCare Delaware, as in affect on the Effective Date, shall be the bylaws of the Surviving Corporation, until the same shall be altered, amended, or repealed, or until new bylaws are adopted as provided therein.

7. Board of Directors. The names end addresses of the persons who shall constitute the board of directors of the Surviving Corporation, and who shall hold office until the first annual meeting of the shareholders of the Surviving Corporation are as follows:

Leonard M. Riggs, Jr., M.D.                 1717 Main Street
                                            Suite 5200
                                            Dallas, Texas  75201

8. Conversion of Stock of Merging Companies. Share of stock of the Merging Companies shall be converted into shares of the Surviving Corporation as follows, for a total capitalization of the Surviving Corporation of 1,000 shares, par value $0.01:

(a) Shares of EmCare Texas. Upon receipt by the sole shareholder, and in consideration of, the sum of $10.00, each share of common stock of EmCare Texas that is issued and outstanding on the Effective Date of merger shall be cancelled, and such sole shareholder shall not receive shares of common stock of the Surviving Corporation.

(b) Shares of EmCare Delaware. Each share of common stock of EmCare Delaware that is issued and outstanding on the Effective Date of the merger shall be converted as a whole to 1,000 shares of common stock, par value $0.01, of the Surviving Corporation.

(c) Shareholders in the Surviving Corporation shall be entitled to receive any and all dividends on stock of the Surviving Corporation that may be declared and paid between the Effective Date of the merger and issuance to such

AGREEMENT OF MERGER
Page 2
DA930120.003

shareholder of a certificate of common stock in the Surviving Corporation.

9. Retirement of Stock. On and after the Effective Date of the merger, all of the shareholders in EmCare Texas shall surrender for cancellation their certificates of stock in that corporation to the Surviving Corporation by delivering the same to its appointed agent, at 1717 Main Street, Suite 5200, Dallas, Texas 75201.

10. Approval of Shareholders. This Agreement shall be submitted to the shareholders of the Merging Companies for their approval in the manner provided by the applicable laws of the States of Texas and Delaware at such time as the boards of directors of the Merging Companies shall agree.

11. Abandonment by Board of Directors. The directors of the Merging Companies may, in their discretion, abandon this merger, subject to the rights of third parties under and contracts relating to this merger without further action or approval by the shareholders of the Merging Companies, at any time before the merger has been completed.

12. Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts and copies shall be and constitute one original instrument.

13. Tax-Free Merger. This Agreement is considered to be a tax-free merger pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

[SIGNATURES ON NEXT PAGE]

AGREEMENT OF MERGER
Page 3
DA930120.003

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by the undersigned on the date first written above.

EMCARE, INC. (TEXAS)

By: /s/ William F. Miller, III
    -----------------------------------
Name: William F. Miller III
Title: President

EMCARE, INC. (DELAWARE)

By: /s/ William F. Miller III
    -----------------------------------
Name: William F. Miller III
Title: President

AGREEMENT OF MERGER
Page 4
DA930120.003

                              CERTIFICATE OF MERGER
                                       OF
             EMCARE PHYSICIANS NETWORK, INC., a Delaware corporation
                                       AND
              EMCARE RECEIVABLES CORPORATION, a Nevada corporation
                                  WITH AND INTO
                      EMCARE, INC., a Delaware corporation

PURSUANT TO SECTION 252 OF THE DELAWARE GENERAL CORPORATION LAW

The undersigned corporation hereby certifies that:

FIRST: The names and states of incorporation of the constituent corporations are as follows:

Name                                                     State of Incorporation

EmCare, Inc.                                             Delaware

EmCare Receivables Corporation                           Nevada

EmCare Physicians Network, Inc.                          Delaware

SECOND: A Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is EmCare, Inc.

FOURTH: Upon the effectiveness of the merger, the Certificate of Incorporation of EmCare, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The executed Agreement of Merger is on file at the office of the surviving corporation. The address of said office is 1717 Main Street, Suite 5200, Dallas, Texas 75201.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of EmCare Receivables Corporation, a Nevada corporation is 1,000 shares at a $1.00 Par Value.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Dated: November 30, 1998.

EmCare, Inc., a Delaware corporation

By: /s/ William F. Miller, III
    -----------------------------------
    William F. Miller, III
    President

Attest by:

/s/ Scott W. Roloff
---------------------------------------
Scott W. Roloff
Secretary

DA982930.063/2+

                              CERTIFICATE OF MERGER

This Certificate of Merger (this "Certificate"), dated as of August 31, 1997, is filed in connection with the merger of DOKTAH, L.L.C., a Delaware limited liability company (the "Acquired Company"), into EmCare, Inc., a Delaware corporation (the "Surviving Corporation").

Section 1 Acquired Company. The name of the Acquired Company is DOKTAH, L.L.C. The Acquired Company is a Delaware limited liability company.

Section 2 Surviving Corporation. The name of the Surviving Corporation is EmCare, Inc. The Surviving Corporation is a Delaware corporation.

Section 3 Merger Agreement. The Acquired Company and the Surviving Corporation entered into an Agreement of Merger (the "Merger Agreement"), dated as of August 31, 1997, under which the Acquired Company agreed to merge into the Surviving Corporation. The Acquired Company and the Surviving Corporation each approved, adopted, certified, executed, and acknowledged the Merger Agreement in accordance with Section 264(c)(2) of the Delaware General Corporation Law.

Section 4  Name.  The name of the Surviving Corporation shall be "EmCare, Inc."

Section 5 Certificate of Incorporation. No amendments or changes to the Surviving Corporation's certificate of incorporation will be effected by the merger. The certificate of incorporation of the Surviving Corporation immediately before the merger shall remain the certificate of incorporation of the Surviving Corporation immediately after the merger.

Section 6 Merger Agreement on File. An executed copy of the Merger Agreement is on file at the office of the Surviving Corporation. The address of this office is 1717 Main Street, Suite 5200, Dallas, Texas 75201.

Section 7 Copies of the Merger Agreement. The Surviving Corporation will furnish a copy of the Merger Agreement, on request and without cost, to any stockholder of the Surviving Corporation or former member of the Acquired Company.

IN WITNESS WHEREOF, the Surviving Corporation has executed this Certificate as of the date first written above to be effective upon filing with the Delaware Secretary of State.

EMCARE, INC.

By:  /s/ Robert F. Anderson, II
----------------------------------------
Name: Robert F. Anderson, II
Title: Senior Vice President

Document # 61583 v. 01 Dallas
Client/Matter # 013100\0000

CERTIFICATE OF OWNERSHIP AND MERGER
(ARTICLES OF MERGER)
MERGING
EMCARE PHYSICIAN STAFFING SERVICES, INC., A .TEXAS CORPORATION
INTO
EMCARE, INC., A DELAWARE CORPORATION

Pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the "DGCL") and Article 5.16 of the Texas Business Corporation Act (the "TBCA"), the undersigned, being the Chairman of the Board and the Secretary of EmCare, Inc., a Delaware corporation, do hereby certify that:

1. The name of the subsidiary corporation is EmCare Physician Staffing Services, Inc., a Texas corporation, and the name of the parent corporation is EmCare, Inc., a Delaware corporation.

2. The number of outstanding shares of the subsidiary corporation is 1,000 shares of common stock, par value $.01 per share, and the number of such shares owned by the parent is 1,000.

3. The resolutions attached hereto as Exhibit A were adopted by the board of directors of the parent corporation on March 30, 1994 to merge the subsidiary corporation into the parent corporation.

4. The merger of the subsidiary corporation into the parent corporation is effective upon the issuance of a Certificate of Merger by the Secretary of State.

5. The address of the registered office of the surviving corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the surviving corporation's registered agent at such address is Corporation Service Company.

The parent corporation hereby: (a) agrees that it may be served with process in the State of Texas in any proceeding for the enforcement of any obligation of the subsidiary corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of the subsidiary corporation against the parent corporation, (b) irrevocably appoints the Secretary of the State of Texas as its agent to accept service of process in any such proceeding; and (c) agrees that it will promptly pay to the assenting shareholders of the subsidiary corporation the amount, if any, to which they shall be entitled under the provisions of the TBCA with respect to the rights of dissenting shareholders.

[SIGNATURES ON NEXT PAGE]

EMCARE, INC.

By:  /s/ Leonard M. Riggs, Jr., M.D.
     ----------------------------------------
     Leonard M. Riggs, Jr., M.D.
     Chairman of the Board

ATTEST:

/s/ Gary W. Cage
---------------------------------
Gary W. Cage
Secretary

DA940620.0494+

                                    EXHIBIT A

                             WRITTEN CONSENT OF THE
                               BOARD OF DIRECTORS
                                       OF
                                  EMCARE, INC.

The undersigned, being the entire board of directors of EMCARE, INC., a Delaware corporation (the "Corporation"), pursuant to Section 141(f) of the Delaware General Corporation Law, do hereby consent to and adopt the following resolutions:

WHEREAS, the Corporation owns 100 percent of the outstanding shares of EmCare Physician Staffing Services, Inc., a Texas corporation (the "Subsidiary Corporation");

WHEREAS, the Corporation desires to merge the Subsidiary Corporation with and into the Corporation, and each of the directors deems such a merger to be in the best interests of the Corporation; and

WHEREAS, there are no minority shareholders;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge the Subsidiary Corporation into itself and assume all of the Subsidiary Corporation's obligations; and

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is empowered and directed to do all things necessary or proper for the full and complete accomplishment of said merger, including execution and filing of a Certificate of Ownership or Articles of Merger as required by law.

The undersigned executed this written consent (which he may do by signature transmitted via facsimile machine) as of the 30th day of March, 1994.

/s/ Leonard M. Riggs, Jr., M.D.
-------------------------------------------
Leonard M. Riggs, Jr., M.D.

DA940620.051/2+

Board of Directors Consent (EmCare, Inc.)

                            CERTIFICATE OF OWNERSHIP

                                     MERGING
               EMCARE MEDICAL SERVICES, INC., A TEXAS CORPORATION
                                      INTO
                      EMCARE, INC., A DELAWARE CORPORATION

Pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the "DGCL") and Article 5.16 of the Texas Business Corporation Act (the "TBCA"), the undersigned, being the Chairman of the Board and the Secretary of EmCare, Inc., a Delaware corporation, do hereby certify that:

1. The name of the subsidiary corporation is EmCare Medical Services, Inc., a Texas corporation, and the name of the parent corporation is EmCare, Inc., a Delaware corporation.

2. The number of outstanding shares of the subsidiary corporation is 1,000 shares of common stock, par value $1.00 per share, and the number of such shares owned by the parent is 1,000.

3. The resolutions attached hereto as Exhibit A were adopted by the board of directors of the parent corporation on December 30, 1993 to merge the subsidiary corporation into the parent corporation.

4. The merger of the subsidiary corporation into the parent corporation is effective as of December 31, 1993.

5. The address of the registered office of the surviving corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the surviving corporation's registered agent at such address is Corporation Service Company.

The parent corporation hereby: (a) agrees that it may be served with process in the State of Texas in any proceeding for the enforcement of any obligation of the subsidiary corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of the subsidiary corporation against the parent corporation, (b) irrevocably appoints the secretary of the State of Texas as its agent to accept service of process in any such proceeding; and (c) agrees that it will promptly pay to the assenting shareholders of the subsidiary corporation the amount, if any, to which they shall be entitled under the provisions of the TBCA with respect to the rights of dissenting shareholders.

[SIGNATURES ON NEXT PAGE]

EMCARE, INC.

/s/ Leonard M. Riggs, Jr., M.D.
----------------------------------------
Leonard M. Riggs, Jr., M.D.
Chairman of the Board

ATTEST:

/s/ J. Forbes Anderson
----------------------------------------
J. Forbes Anderson
Secretary

DA903340.057/11+

                                    EXHIBIT A

                             WRITTEN CONSENT OF THE
                               BOARD OF DIRECTORS
                                       OF
                                  EMCARE, INC.

The undersigned, being the entire board of directors of EMCARE, INC., a Delaware corporation (the "Corporation"), pursuant to Section 141(f) of the Delaware General Corporation Law, do hereby consent to and adopt the following resolutions:

WHEREAS, the Corporation owns 100 percent of the outstanding shares of EmCare Medical Services, Inc., a Texas corporation (the "Subsidiary Corporation");

WHEREAS, the Corporation desires to merge the Subsidiary Corporation with and into the Corporation as of December 31, 1993, and each of the directors deems such a merger to be in the best interests of the Corporation; and

WHEREAS, there are no minority shareholders;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge the Subsidiary Corporation into itself and assume all of the Subsidiary Corporation's obligations; and

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is empowered and directed to do all things necessary or proper for the full and complete accomplishment of said merger as of December 31, 1993 including execution and filing of a Certificate of Merger (articles of merger) as required by law.

Each of the undersigned has executed this written consent (which he may do by signature transmitted via facsimile machine) as of the 30th day of December, 1993.

/s/ Leonard M. Riggs, Jr., M.D.
---------------------------------------
Leonard M. Riggs, M.D.

DA933340.095/8+

Board of Directors Consent (EmCare, Inc.)